Exhibit 10.2.1

FIRST AMENDMENT TO THE AMENDED & RESTATED OFFICE AND WAREHOUSE LEASE
THIS FIRST AMENDMENT TO THE AMENDED & RESTATED OFFICE AND WAREHOUSE LEASE (this “Amendment”) is made and entered into as of December 21, 2017, by and between SHAKED HOLDINGS, LLC, a California limited liability company (“Landlord”), and WORLD OF JEANS AND TOPS, INC. a California corporation (“Tenant”).
RECITALS

A.
Landlord and Tenant are parties to that certain Amended & Restated Office and Warehouse Lease dated September 21, 2007, (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 172,324 rentable square feet (the “Premises”) in the building located at 10 & 12 Whatney, Irvine, California (the “Building”).

B.	The Lease by its terms shall expire on December 31, 2017 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Term of the Lease is hereby extended for a period of ten (10) years commencing January 1, 2018, (“Extended Commencement Date”) and shall expire on December 31, 2027 (“Extended Termination Date”). That portion of the Term commencing the day immediately following the Prior Termination Date and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

2.
Minimum Monthly Rent. Notwithstanding anything in the Lease to the contrary, effective as of January 1, 2018, the of Base Rent payable with respect to the Premises for the Extended Term shall be $155,091.60, and shall increase by 3% annually. All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.
Additional Rental. For the period commencing on the Extended Commencement Date and ending on the Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Operating Expenses in accordance with the terms of the Lease, as amended hereby.

5.
Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment or the Original Lease.

6.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the Extended Commencement Date, the Lease shall be amended in the following additional respects:

6.1	Option to Extend (Lease, Section 1.7 Exhibit B). All references to Options and Exhibit B are hereby deleted in their entireties.

6.2	Guarantor(s) (Lease, Section 1.12). None. However, if Tenant is no longer a Publicly Traded company, Tenant shall be required to provide annual audited financial statements.

6.3
Utilities (Lease, Section 7). In addition to the terms outlined in Paragraph 7, Tenant shall be responsible for all utility costs. Landlord reserves the right to contract for service from a different Electric Service Provider or Alternative Service Provider including the right to install solar power. The Cost to the Tenant of such Alternative Service Provider shall not exceed the cost of the present Electric Service Provider.

6.4
Tenant’s Insurance (Lease, Section 10). Paragraph 10 of the Lease shall be modified as follows: Tenant shall be required to maintain Commercial Liability Insurance of $2,000,000 per occurrence (Bodily Injury, Personal Injury, Death & Property Damage Liability), with an aggregate of $4,000,000 Workers Comp Insurance of $1,000,000 or greater, Commercial Automobile Liability & Property Insurance of no less than $1,000,000 per occurrence and in the aggregate, Business Interruption Insurance of $5,000,000 Rental Value Insurance in this value of 12 months Minimum Monthly Rental, Plate Glass Insurance, Earthquake Insurance, and Fire and Sprinkler Damage coverage. Tenant will insure leasehold improvements, trade fixtures, merchandise, and personal property in an amount not less than full replacement value. Insurance Companies General Policy Holders rating of not less than A- and Financial ratings not less than Class VII (7) as rated in the most current available best’s key rating guide. Landlord has not liability for an of Tenants covered or non-covered items.

6.5
Repairs and Maintenance (Lease, Section 11.1(b)). In addition to the terms outlined in Paragraphs 11.1(b), Tenant shall use Landlord’s designated landscapers or shall have the right to approve landscapers recommended by Tenant.

6.5.1	Repairs and Maintenance (Lease, Section 11.1(c)). Paragraph 11.1(c) is hereby deleted in its entirety.

6.6
Signs and Other Displays (Lease, Section 12.2). In addition to the terms outlined in Paragraph 12.2, Tenant shall have the right to install signage in compliance with applicable City ordinances and Landlord’s standard sign criteria. Landlord may allocate monument sign panels for Tenant’s use, in locations designated by Landlord. Tenant shall be responsible for the cost of installation, maintenance, and removal at the end of the lease.

7.	Miscellaneous.

7.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

7.2
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

7.3
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.4
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

7.5
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Second Extended Term, a Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

7.6
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:	TENANT:

SHAKED HOLDINGS, LLC a California limited liability company	WORLD OF JEANS & TOPS, INC. a California corporation
By: _/s/ Hezy Shaked__________________	By: _/s/ Michael Henry______________

Name: __Hezy Shaked_________________	Name: _Michael Henry______________

Title: ___Manager___________________________	Title: ___Tilly’s, Inc._CFO___________

Dated: __December 21, 2017	Dated: ___December 21, 2017

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Initials